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                                  EXHIBIT 5.1


October 30, 2003                                                      39913.0001



Entropin, Inc.
45926 Oasis St.
Indio, CA 92201
Ladies and Gentlemen:

         We have acted as counsel to Entropin, Inc., a Delaware corporation (the "COMPANY"), in connection with the Registration Statement on Form SB-2 (the "REGISTRATION STATEMENT") to be filed with the Securities and Exchange Commission on or about October 30, 2003, for the purpose of registering under the Securities Act of 1933 (the "ACT") up to 20,000,000 shares of its Common Stock, $.0001 par value (the "SHARES") with an aggregate offering price of up to $4,000,000. The Shares are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "PROSPECTUS") and supplements to the Prospectus (the "PROSPECTUS SUPPLEMENTS"). The Shares may be sold pursuant to one or more definitive underwriting, direct-purchase or similar agreements (collectively, the "AGREEMENTS") to be filed under a Current Report on Form 8-K or with the Registration Statement or an amendment thereto.

         This opinion is being furnished in accordance with the requirements of
Item 27 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-B under the Act.

         We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as .pdf, photostatic or certified copies, and the authenticity of the originals of such copies.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective and remains effective during the period when the Shares are offered and sold; (ii) an appropriate Prospectus Supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Shares are to be sold pursuant to an Agreement, such Agreement with respect to the Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of


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Heller Ehrman                                                   October 30, 2003
      Attorneys                                                           Page 2


Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Shares and all matters related thereto; (v) the Shares have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (vi) there are a sufficient number of authorized but unissued shares of Common Stock reserved for issuance when the Shares are offered and sold; (vii) appropriate certificates evidencing the Shares have been executed and delivered by the Company; (viii) the full consideration required by the Board of Directors (including any appropriate committee appointed thereby) and stated in the applicable Agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto (but in any event at least $.0001 per share), has been paid for the Shares; and (ix) such consideration is in the form of cash or another form of consideration that is at the time recognized by the Delaware General Corporation Law as a valid form of consideration for the issuance of corporate stock, it is our opinion that, if, as and when issued and sold by the Company, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is limited to the federal law of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Shares.

                                        Very truly yours,

                                        /s/ Heller Ehrman White & McAuliffe LLP